BioRestorative Therapies Reports 2024 Financial Results and Provides Business Update

MELVILLE, N.Y., March 27, 2025 (GLOBE NEWSWIRE) -- BioRestorative Therapies, Inc. (“BioRestorative”, “BRTX” or the “Company”) (NASDAQ:BRTX), a regenerative medicine innovator focused on stem cell-based therapies and products, today reported financial results for the year ended December 31, 2024 and provided an update on its business.

“2024 was a transformative year for BioRestorative, highlighted by significantly improved financial performance and meaningful clinical program advancement,” said Lance Alstodt, BioRestorative’s Chief Executive Officer. “Looking ahead, we remain focused on aggressively executing our growth strategy, and very much look forward to updating investors as we progress.”

Recent Highlights

DEVELOPMENT

- In November, BioRestorative received a provisional license from the New York State Department of Health (“NYSDOH”) for the processing of allogeneic (non-autologous) donor tissue material for the isolation, expansion and cryopreservation of various cell types, including stem cells, for medical research. Previously, the Company was licensed by the NYSDOH to act as a tissue bank for the processing of mesenchymal stem cells derived from autologous donors only.

Disc/Spine Program

- In a podium presentation at the 2025 Orthopaedic Research Society (“ORS”) Annual Meeting in February, the Company’s Vice President of Research and Development, Francisco Silva, presented 26–52 week blinded data from the first 15 patients with chronic lumbar disc disease (“cLDD”) enrolled in the ongoing Phase 2 clinical trial of BRTX-100. No serious adverse events (SAEs) were reported, and there was no dose ($40X10^6$ cells) limiting toxicity at 26-52 weeks. Preliminary blinded Visual Analog Scale (VAS) and Oswestry Disability Index (ODI) data collected at weeks 26 and 52 post-injection demonstrated an exceptionally positive trend compared to baseline. Furthermore, 52 week comparison of MRI images to baseline appear to demonstrate morphological changes, such as an increase in T2 signal (hydration), a decrease in protrusion size, as well as resolutions of annular tears, potentially demonstrating disc microenvironment remodeling as a result of cLDD treatment with BRTX-100.

- On the heels of the ORS presentation, BioRestorative announced that the U.S. Food and Drug Administration (“FDA”) granted Fast Track designation to the BRTX-100 program for the treatment of cLDD. Fast Track designation reflects the positive preliminary Phase 2 safety and efficacy data reported to date. The Company hopes that such designation will lead to Priority Review and Accelerated Biologics License Application (BLA) Approval for BRTX-100.

- Also in February, the FDA cleared the Company's Investigational New Drug ("IND") application for BRTX-100 for the treatment of chronic cervical discogenic pain (cCDP), expanding BioRestorative's advanced clinical pipeline for BRTX-100 to include the treatment of both chronic lower back and neck pain.

Metabolic Program

- The Company's previously reported substantive discussions with an undisclosed commercial stage regenerative medicine company with regard to a potential license of BioRestorative's ThermoStem® metabolic intellectual property are continuing; however, no assurances can be given that a license agreement will be entered into whether on commercially reasonable terms or otherwise.

- BioRestorative also continues to explore a first-in-human clinical trial for its ThermoStem® metabolic platform technology.

COMMERCIAL

BioCosmeceuticals

- The Company derived $300,000 in revenue from BioCosmeceuticals in 2024.

Summary 2024 Results

Total revenue for the year ended December 31, 2024 was $401,000, a 175% increase over $146,000 for 2023.

The Company's 2024 loss from operations was $11.6 million, a 24% improvement from a loss of operations of $15.2 million for 2023.

The Company's 2024 net loss was $9.0 million, or $1.16 per share, a 14% improvement from a net loss of $10.4 million, or $2.47 per share, for 2023.

Cash used in operating activities in 2024 was $8.2 million.

The Company ended the year in a strong financial position, with cash, cash equivalents, and investments held in marketable securities of $10.7 million, with no outstanding debt.

For complete financial results, please see BioRestorative's filings at www.sec.gov, and on the Company's website at www.biorestorative.com under "SEC Filing" in the Investors and Media section.

Conference Call Details

BioRestorative management will host a webcasted conference call with an associated slide presentation today at 4:30pm EDT to review its 2024 financial results and provide a business update. To join the conference call via telephone and participate in the live Q&A session, please dial 888-506-0062 (United States) or 973-528-0011 (International), participant access code 726526. The call will also be webcast live and archived on the investor section of the Company's website at www.biorestorative.com under "Events"' in the Investors and Media section.

About BioRestorative Therapies, Inc.

BioRestorative (www.biorestorative.com) develops therapeutic products using cell and tissue protocols, primarily involving adult stem cells. As described below, our two core clinical development programs relate to the treatment of disc/spine disease and metabolic disorders, and we have also recently begun offering BioCosmeceutical products:

• Disc/Spine Program (brtxDISC™): Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person's own) cultured mesenchymal stem cells collected from the patient's bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complementary therapeutic to a surgical procedure. The BRTX-100 production process utilizes proprietary technology and involves collecting a patient's bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient's damaged disc. The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery. We have commenced a Phase 2 clinical trial using BRTX-100 to treat chronic lower back pain arising from degenerative disc disease. We have also obtained U.S. Food and Drug Administration ("FDA") Investigational New Drug ("IND") clearance to evaluate BRTX-100 in the treatment of chronic cervical discogenic pain.

• Metabolic Program (ThermoStem®): We are developing cell-based therapy candidates to target obesity and metabolic disorders using brown adipose (fat) derived stem cells ("BADSC") to generate brown adipose tissue ("BAT"), as well as exosomes secreted by BADSC. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. BADSC secreted exosomes may also impact weight loss.

• BioCosmeceuticals: We operate a commercial BioCosmeceutical platform. Our current commercial product, formulated and manufactured as a third party contract manufacturer, using our cGMP ISO-7 certified clean room, is a cell-based secretome containing exosomes, proteins and growth factors. This proprietary biologic serum has been specifically engineered by us to reduce the appearance of fine lines and wrinkles and bring forth other areas of cosmetic effectiveness. Moving forward, we also intend to explore the potential of expanding our commercial offering to include a broader family of cell-based biologic aesthetic products and therapeutics via IND-enabling studies, with the aim of pioneering FDA approvals in the emerging BioCosmeceuticals space.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including, without limitation, those set forth in the Company's latest Form 10-K, as amended, filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking

statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

CONTACT:

Stephen Kilmer
Investor Relations
Direct: (646) 274-3580
Email: skilmer@biorestorative.com